EXHIBIT 23


TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA                                           CHARTERED ACCOUNTANTS


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in the Amendment No. 8 of the Form SB-2 Registration Statement dated February 8, 2005 for BV Pharmaceutical, Inc. (the "Company"), of our audit report to the Stockholders dated June 8, 2004 on the financial statements of the Company as at May 31, 2004, December 31, 2003 and 2002 and for the periods then ended.

We also consent to the reference to us under the captions "Experts" in the Registration Statement.



Vancouver, Canada                                               "AMISANO HANSON"
February 8, 2005                                          CHARTERED  ACCOUNTANTS